Exhibit 99.1

NovaDel Reports Financial Results for Third Quarter and Nine Months ended September 30, 2009

Flemington, NJ – November 16, 2009 - NovaDel Pharma Inc. (the “Company”) (NYSE AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its third quarter and nine months ended September 30, 2009. For the quarter and nine months ended September 30, 2009, NovaDel reported a net loss of $1.4 million, or $0.02 per share, and $5.2 million, or $0.09 per share, respectively, compared to a net loss of $2.5 million, or $0.04 per share, and $7.7 million or $0.13 per share, respectively, for the quarter and nine months ended September 30, 2008.

For the quarter ended September 30, 2009, the loss from operations was $1.4 million as compared to $2.5 million for the quarter ended September 30, 2008.  The decrease of $1.1 million is attributable to further reductions in overall spending as the Company has postponed project related activities due to resource constraints.

As of September 30, 2009, NovaDel’s cash and cash equivalents were $0.3 million.  The Company had negative working capital of $(4.2) million as of September 30, 2009, as compared to working capital of $0.1 million as of December 31, 2008, representing a net decrease in working capital of approximately $(4.3) million, principally due to the net cash used in operations of $(3.6) million, the $1.0 million payment to ProQuest against the First Tranche Notes slightly offset by the proceeds of $0.7 million received from Seaside 88, LP related to the stock purchase agreement dated June 26, 2009.

On October 27, 2009, the Company entered into a licensing agreement with privately-held Mist Acquisition, LLC to manufacture and commercialize the NitroMist lingual spray version of nitroglycerine, a widely-prescribed and leading short-acting nitrate for the treatment of angina pectoris.  Under the terms of the agreement, the Company received a $1,000,000 licensing fee upon execution of the agreement, and will receive milestone payments totaling an additional $1,000,000 over the next twelve months and ongoing performance payments of up to seventeen percent (17%) of net sales.

Today we also announced an exclusive license and distribution agreement with ECR Pharmaceuticals Company, Inc., a wholly owned subsidiary of Hi-Tech Pharmacal Co., Inc. to commercialize and manufacture ZolpiMist™ in the United States and Canada.  ZolpiMist™ is our oral spray formulation of zolpidem tartrate approved by the FDA in December of 2008.

Under the terms of the agreement, ECR paid NovaDel $3 million upon the execution of the agreement. ECR will assume responsibility for manufacturing and marketing the product in the United States and Canada. In addition, ECR will pay royalties of up to 15% on net sales of ZolpiMist™ as well as an additional milestone payment if sales reach a specified level.

Steven B. Ratoff, Chairman and Interim CEO said, “We believe that these two agreements will allow us to initiate further development of our product pipeline utilizing our patented NovaMist™ oral spray technology.”

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE AMEX: NVD), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company's products, the successful completion of its pilot pharmacokinetic feasibility studies, the Company's ability to develop product candidates (independently and through collaborative arrangements), the Company's ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel's 2009 financial results and its product pipeline, please review the Company's SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

Contact:

Steven B. Ratoff
(908) 782-3431 ext. 2650
Chairman, Interim Chief Financial Officer, Interim President and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com

NOVADEL PHARMA INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND NINE MONTHS ENDED
 SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008
 (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
License Fees and Milestone Fees Earned	$223,000	$104,000	$356,000	$258,000

Research and Development Expenses	530,000	705,000	1,980,000	3,151,000
Consulting, Selling, General and Administrative Expenses	973,000	1,164,000	3,167,000	3,473,000
Loss on Assets Held-for-Sale	—	9,000	—	351,000

Total Expenses	1,503,000	1,878,000	5,147,000	6,975,000

Loss From Operations	(1,280,000)	(1,774,000)	(4,791,000)	(6,717,000)

Other Income	—	—	301,000	—
Interest Expense	(81,000)	(750,000)	(717,000)	(1,044,000)
Interest Income	—	21,000	6,000	84,000

Net Loss	$(1,361,000)	$(2,503,000)	$(5,201,000)	$(7,677,000)

Basic and Diluted Loss Per Common Share	$(0.02)	$(0.04)	$(0.09)	$(0.13)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	61,385,722	59,592,000	60,458,548	59,592,000

NOVADEL PHARMA INC.
CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS	September 30, 2009 (unaudited)	December 31, 2008
Current Assets:
Cash and cash equivalents	$327,000	$4,328,000
Assets held-for-sale	299,000	299,000
Deferred financing costs, net of accumulated amortization of $238,000 and $213,000, respectively	—	25,000
Prepaid expenses and other current assets	553,000	958,000
Total Current Assets	1,179,000	5,610,000

Property and equipment, net	1,060,000	1,447,000
Other assets	32,000	259,000

TOTAL ASSETS	$2,271,000	$7,316,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Secured convertible notes payable, net of unamortized debt discount of zero and $403,000, respectively	$3,000,000	$3,597,000
Notes payable	159,000	—
Accounts payable	924,000	654,000
Accrued expenses and other current liabilities	1,019,000	924,000
Current portion of deferred revenue	266,000	266,000
Current portion of capital lease obligations	34,000	122,000
Total Current Liabilities	5,402,000	5,563,000

Non-current portion of deferred revenue	4,269,000	4,468,000
Non-current portion of capital lease obligations	7,000	26,000

Total Liabilities	9,678,000	10,057,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000, issued 63,606,374 and 60,692,260 shares at September 30, 2009 and December 31, 2008, respectively	64,000	60,000
Additional paid-in capital	72,925,000	72,034,000
Accumulated deficit	(80,390,000)	(74,829,000)
Less: treasury stock, at cost, 3,012 shares	(6,000)	(6,000)
Total Stockholders’ Deficiency	(7,407,000)	(2,741,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$2,271,000	$7,316,000